SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

To: the Board of Directors and Shareholders
Sino Gas International Holdings, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your disclosure of our audit report dated March 25, 2008 on the consolidated financial statements of Sino Gas International Holdings, Inc. as of December 31, 2007 and 2006, in the Registration Statement of Sino Gas International Holdings, Inc. on Form S-1/A (Amendment No. 5, File No. 333-147998).

South San Francisco, California
September 24, 2008

Samuel H. Wong & Co., LLP
Certified Public Accountants

400 Oyster Point Boulevard, Suite 122, South San Francisco, CA 94080 Tel.: (415) 732-1288 Fax.: (415) 397-9028
E-mail: info@swongcpa.com Website: www.swongcpa.com

SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

ACCOUNTANTS' LETTER OF ACKNOWLEDGMENT

To: the Board of Directors and Shareholders
Sino Gas International Holdings, Inc.

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Sino Gas International Holdings, Inc. and its subsidiaries for the periods ended June 30, 2008 and December 31, 2007, as indicated in our report dated July 30, 2008 because we did not perform an audit and we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference in Registration Statement No. 333-147998 of Sino Gas International Holdings, Inc. on Form S-1/A (Amendment No. 5).

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

South San Francisco, California
September 23, 2008

Samuel H. Wong & Co., LLP
Certified Public Accountants

400 Oyster Point Boulevard, Suite 122, South San Francisco, CA 94080 Tel.: (415) 732-1288 Fax.: (415) 397-9028
E-mail: info@swongcpa.com Website: www.swongcpa.com